NOTICE OF PROPOSED DERIVATIVE SETTLEMENT
TO: ALL RECORD HOLDERS AND BENFICIAL OWNERS OF INOTIV, INC. (“INOTIV” OR THE “COMPANY”) COMMON STOCK AS OF DECEMBER 18, 2025 (THE “RECORD DATE”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE ACTIONS (THE “DERIVATIVE ACTIONS”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.
IF YOU HOLD INOTIV COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
PLEASE NOTE THAT THE ACTIONS ARE DERIVATIVE ACTIONS BROUGHT BY STOCKHOLDERS OF THE COMPANY FOR THE BENEFIT OF THE COMPANY, AND THERE IS NO CLAIM FORM BECAUSE NO INDIVIDUAL HAS A RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT OF THE DERIVATIVE ACTIONS.
THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE ACTIONS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
YOU ARE HEREBY NOTIFIED of the proposed Settlement of the above-captioned consolidated stockholder derivative action (the “Federal Derivative Action”), as well as the consolidated stockholder derivative action captioned In re Inotiv, Inc. Shareholder Derivative Litigation, Cause No. 79C01-2304-PL-000048 (Tippecanoe County Circuit Court) (the “State Derivative Action,” and together with the Federal Derivative Action, the “Derivative Actions”), brought on behalf of Inotiv, which would resolve the Derivative Actions.
As explained below, on March 18, 2026, at 9:00 a.m., the Court will hold a hearing (the “Settlement Hearing”) to determine: (i) whether the terms of the Settlement are fair, reasonable,

and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether the Court should approve the agreed-to attorneys’ fees and reimbursement of expenses for Plaintiffs’ Counsel and any service awards to Plaintiffs; and (iv) such other actions as may be necessary or proper under the circumstances. The Court may continue or adjourn the Settlement Hearing without further notice to Current Inotiv Stockholders.    The Court may conduct the Settlement Hearing remotely without further notice to Current Inotiv Stockholders. Thus, if you are planning to participate in the Settlement Hearing, you should confirm the date, time, and platform before going to the Court, and you may consult the Court’s calendar and/or Plaintiffs’ Counsel’s websites for any change in date or time of, or platform used for the Settlement Hearing.
The terms of the Settlement are set forth in the Stipulation of Settlement (“Stipulation” or “Settlement”) dated December 18, 2025.
The Settlement provides for corporate governance measures, which are summarized herein and detailed in Exhibit A to the Stipulation, as well as a payment for the benefit of Inotiv, made by certain of Inotiv’s insurers, in the amount of $2,490,000.00. The Special Litigation Committee of Inotiv’s Board, comprised of the Board’s non-defendant members, all of whom meet the definition of “disinterested” directors pursuant to Chapter 32 of the Indiana Business Corporation Law, Indiana Code 23-1-32-4(d), acting by unanimous resolution, determined that the corporate governance measures set forth in Exhibit A to the Stipulation confer substantial corporate benefits on the Company and its stockholders. The Special Litigation Committee further acknowledged that the initiation and prosecution of the Derivative Actions and the litigation efforts of Plaintiffs and Plaintiffs’ Counsel were a material and substantial cause of: (i) the Company’s ability to resolve the related securities class action captioned In re Inotiv, Inc. Securities Litigation, Cause No. 4:22-cv-045-PPS-JEM (N.D. Ind.) (the “Securities Class Action”), within insurance policy limits and without any direct monetary contribution from the

Company; (ii) the corporate governance measures reflected in Exhibit A of the Stipulation; and (iii) the $2,490,000 monetary payment (the “Settlement Amount”) paid by certain of the Company’s insurer(s) for the Company’s benefit.
If approved by the Court, the Settlement will fully resolve the Derivative Actions on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Derivative Actions with prejudice. For a more detailed statement regarding the Derivative Actions, the Settlement, and the terms discussed in this notice, the Stipulation may be inspected at the Clerk of Court’s office at the United States Courthouse, 5400 Federal Plaza, Suite 4400, Hammond, Indiana 46320. The Stipulation is also available for viewing on the “Investor Relations” portion of Inotiv’s website at https://www.inotiv.com.
This Notice is being provided pursuant to an Order of the U.S. District Court for the Northern District of Indiana (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the Derivative Actions or the merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement and your rights related thereto. Capitalized terms not otherwise defined herein shall have the definitions set forth in the Stipulation.
I.THE DERIVATIVE ACTIONS
The Derivative Actions arise out of the Company’s November 5, 2021 business combination (the “Merger”) with Envigo RMS LLC (“Envigo”), a global provider of research models and services with facilities in the United States and abroad, including a facility in Cumberland, Virginia (the “Cumberland Facility”), and certain related disclosures. Specifically, Plaintiffs allege that the Individual Defendants breached their fiduciary duties owed to Inotiv and its stockholders by failing to disclose certain regulatory and legal compliance risks stemming from the Merger. Inotiv and the Individual Defendants deny those claims.
On September 21, 2021, the Company announced that it was acquiring Envigo. On October 5, 2021, Inotiv filed a proxy statement with the U.S. Securities and Exchange Commission (“SEC”) on Schedule 14A concerning its planned Merger with Envigo. The Merger closed on November 5, 2021.
On November 15, 2021, the U.S. Department of Agriculture (the “USDA”) issued its final report for an inspection that it had conducted at the Cumberland Facility on July 20-21, 2021. That report included citations for certain violations of the Animal Welfare Act, 7 U.S.C. § 2131 (the “AWA”). The USDA conducted four additional inspections of the Cumberland Facility before May 8, 2022.
On May 18, 2022, USDA agents and other federal and state law enforcement agencies, including the U.S. Department of Justice (“DOJ”), executed a search and seizure warrant at the Cumberland Facility and moved for an ex parte temporary restraining order in the action captioned United States of America v. Envigo RMS, LLC, Case No. 6:22-cv-00028-NKM (W.D. Va.) (the “Envigo Action”).
The Company disclosed both the execution of the search and seizure warrant and the
Envigo Action on May 20, 2022.
On June 13, 2022, the Company announced it was closing the Cumberland Facility.
On July 18, 2022, Inotiv announced it had settled the Envigo Action with the DOJ and the

USDA.

A.The Consolidated Federal Derivative Action

1.The Grobler Action

On September 9, 2022, Plaintiff Grobler initiated an action alleging derivative claims on behalf of Inotiv against the Individual Defendants in the U.S. District Court for the Northern District of Indiana in the action captioned Grobler v. Leasure, et al., Cause No. 4:22-cv-00064 (N.D. Ind.) (the “Grobler Action”). Plaintiff Grobler did not make a pre-suit litigation demand on Inotiv’s Board of Directors (the “Board”). The Grobler Action brought claims for breaches of fiduciary duty, gross mismanagement, abuse of control, waste of corporate assets, and violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).
2.The Burkhart Action

On January 4, 2023, Plaintiff Burkart filed a substantially similar complaint alleging derivative claims on behalf of Inotiv against the Individual Defendants in the U.S. District Court for the Northern District of Indiana in the action captioned Burkhart v. Leasure, et al., Cause No. 4:23-cv-00003 (N.D. Ind.) (the “Burkhart Action”). Plaintiff Burkhart did not make a pre-suit litigation demand on Inotiv’s Board. Like the Grobler Action, the Burkhart Action also asserted claims for breaches of fiduciary duty, violations of Section 14(a) of the Exchange Act, and contribution for violations of Section 10(b) and 21D of the Exchange Act.
On April 25, 2024, the Court consolidated the Grobler Action and the Burkhart Action under the caption In re Inotiv Stockholder Derivative Litigation, Lead Case No. 4:22-cv-00064- PPS-AZ (N.D. Ind.) (the “Federal Derivative Action”). Also on that date, The Rosen Law Firm,
P.A. and Glancy Prongay & Murray LLP were appointed as Co-Lead Counsel, and Williams Law Group, LLC was appointed as Liaison Counsel. The Federal Derivative Action was twice stayed pending the outcome of certain proceedings in the related Securities Class Action.

Plaintiffs Grobler and Burkhart filed a consolidated amended complaint on June 24, 2024, asserting causes of action for breach of fiduciary duties and violations of Sections 10(b) and 14(a) of the Exchange Act, 15 U.S.C. §§ 78j(b), 78n(a).
During the pendency of the stay, Plaintiffs Grobler and Burkhart received and conducted a targeted review of over 60,000 documents produced in the Securities Class Action (the “Document Production”), which were produced to Plaintiffs Grobler and Burkhart as part of the stay agreement entered into in connection with the Federal Derivative Action.
B.The Consolidated State Derivative Action

1.The Whitfield Action

On January 20, 2023, Plaintiff Whitfield served the Inotiv Board with a litigation demand, which demanded, among other things, that the Board investigate, take remedial action, and initiate suit against certain of the Company’s current and former officers and directors for breaches of fiduciary duties and other violations of law. The Board confirmed receipt of Plaintiff Whitfield’s demand on January 25, 2023.
On April 17, 2023, Plaintiff Whitfield filed his action alleging claims on behalf of Inotiv in Tippecanoe Circuit Court, captioned Matthew Whitfield v. Nigel Brown, et al., Cause No. 79C01- 2304-PL-000048 (the “Whitfield Action”). The Whitfield Action alleges claims for breach of fiduciary duty, aiding and abetting thereof, and waste of corporate assets.
The Whitfield Action was also subsequently stayed by agreement dated June 20, 2023.

2.The Castro Action

On January 23, 2023, Plaintiff Castro sent the Inotiv Board a substantially similar litigation demand to Plaintiff Whitfield’s, which demanded, among other things, that the Board investigate, take remedial action, and initiate suit against certain of the Company’s current and former officers and directors for breaches of fiduciary duties and other violations of law. The Board confirmed receipt of Plaintiff Castro’s demand on January 25, 2023.
On June 2, 2023, Plaintiff Castro filed his action alleging derivative claims on behalf of Inotiv in the Marion Superior Court. That case is captioned Michael Castro v. Robert W. Leasure, et al., Case No. 49D01-2306-PL-022213 (the “Castro Action”), and asserts claims for breaches of fiduciary duty, corporate waste, and unjust enrichment.
On August 23, 2023, the parties to the Castro Action jointly moved to transfer the Castro Action to Tippecanoe Circuit Court and to consolidate the Castro Action with the Whitfield Action in Tippecanoe Circuit Court. Following transfer of the Castro Action to Tippecanoe Circuit Court, the Tippecanoe Circuit Court consolidated the Whitfield and Castro Actions under the caption In re Inotiv, Inc. Shareholder Derivative Litigation, Cause No. 79C01-2304-PL-000048 (Tippecanoe County Circuit Court) (the “State Derivative Action” and together with the Federal Derivative Action, the “Derivative Actions”).
On August 24, 2023, the law firms of Johnson Fistel, PLLP and Rigrodsky Law, P.A. were appointed as Co-Lead Counsel and Parr Richey Frandersen Patterson Kruse, LLP and Shartzer Law Firm, LLC were appointed as Co-Liaison Counsel. The parties to the State Derivative Action twice agreed to a stay pending the outcome of certain proceedings in the Securities Class Action. In connection with the stay agreement pending as of the date of the Stipulation, Plaintiffs Castro and Whitfield received and conducted a targeted review of the Document Production.
C.Settlement Negotiations

In or around November 2024, the Settling Parties, as well as the parties to the related Securities Class Action, agreed to explore a potential resolution of these matters before Robert A. Meyer of JAMS (“Mr. Meyer” or the “Mediator”), a highly experienced mediator in derivative and securities litigation. By agreement of the parties, a mediation was scheduled for February 24, 2025. On February 24, 2025, counsel for the Settling Parties attended an in-person, all-day mediation with the Mediator in New York, New York in an attempt to reach a settlement. The mediation involved an extended effort to settle the claims and was preceded by the exchange of information by the Settling Parties, including Plaintiffs’ submission of extensive settlement demands and a mediation statement that referenced documents Defendants previously produced. While the mediation was productive, the Settling Parties were unable to reach an agreement at mediation.
For several months thereafter, the Settling Parties thereafter continued to engage in settlement communications under the guidance of, and facilitated by, the Mediator.
As a result of the mediation and subsequent arm’s-length settlement negotiations overseen by the Mediator, on September 25, 2025, the Settling Parties executed the Term Sheet that, subject to approval of the Court, resolves the Derivative Actions and the Released Claims as further described in the Stipulation.
II.TERMS OF THE PROPOSED SETTLEMENT

This notice provides a summary of the terms of the Settlement, which is subject to approval by the Court. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, including that all capitalized terms used herein shall bear the same meaning as that used in the Stipulation.
Pursuant to the Settlement of the Derivative Actions, Inotiv has implemented, and/or shall implement, the corporate governance measures detailed in Exhibit A to the Stipulation and summarized below. Inotiv shall implement the corporate governance measures within sixty (60) days following the Effective Date of Settlement. Except as otherwise specified, the corporate governance measures described below shall remain in effect for five (5) years from the Effective

Date of Settlement, subject to modifications required by applicable law, regulation, or stock exchange rules or standards. The Settling Parties have acknowledged that the corporate governance measures shall be implemented and maintained in a manner consistent with applicable law and shall not be interpreted to require any act or omission that would conflict with, or prevent the Board from acting in accordance with, its fiduciary duties to the Company and its stockholders. The corporate governance measures to which the Settling Parties have agreed on the foregoing terms are as follows:
1.The Board shall pass a resolution formally separating the Chief Executive Officer and Chairperson functions, and requiring a fully independent, non-management Chairperson of the Board, as defined by The Nasdaq Stock Market.
2.The Company shall institute an “M&A Playbook” that will describe, among other things, the due diligence procedures the Company will follow in connection with future mergers and acquisitions.
3.The Company shall institute a Disclosure Committee, which shall establish procedures and protocols designed to ensure that the Company’s significant financial statements, including those contained in SEC filings and material press releases, are reviewed by the appropriate parties for accuracy, integrity, and completeness. For avoidance of doubt, the Committee will oversee the issuance of all material, public-facing disclosures relating to Inotiv’s compliance with the pending monitorship mandated by the Department of Justice.
The Company further acknowledges and agrees, through a unanimous resolution of the Special Litigation Committee of its Board, that the pendency, prosecution, and settlement of the

Derivative Actions and the litigation efforts of Plaintiffs and Plaintiffs’ Counsel were a material and substantial cause of the following recently implemented corporate governance measures:
1.Revisions to the Charter of the Nominating and Corporate Governance Committee of the Board placing certain compliance oversight within the Committee’s purview, including:
•Oversight of the Company’s ethical compliance programs.
•Oversight of the Company’s compliance with legal and regulatory requirements (other than matters regarding financial compliance).
•Review of correspondence with regulators and governmental agencies raising issues with the Company’s compliance with legal and regulatory requirements related to the Company’s business activities.
•Discussion with advisors regarding matters that may have a material impact on the Company’s non-financial compliance policies and procedures.
2.The appointment of the following officers and directors, as defined under Section 16 of the Securities and Exchange Act of 1934, all of whom were appointed following the institution of the Derivative Actions:
•Terry Coelho (Director, appointed October 2023).

•Mike Harrington (Director, appointed March 2024).
•David Landman (Director, appointed January 2023).

•Andrea Castetter (Executive Vice President – General Counsel, Corporate Secretary and Chief Compliance Officer, appointed October 2023).
•Brennan Freeman (Vice President – Finance & Corporate Controller, appointed October 2022).
•Jeff Krupp (Chief Human Resources Officer, appointed January 2023).
The Company, through a unanimous resolution of the Special Litigation Committee of the Board, additionally acknowledges and agrees that the corporate governance measures set forth above confer substantial benefits upon Inotiv and its stockholders and that the initiation and prosecution of the Derivative Actions and the litigation efforts of Plaintiffs and Plaintiffs’ Counsel were a material and substantial cause of the foregoing corporate governance measures.
Also as part of the Settlement, certain of the Company’s insurers shall make payable to Inotiv’s designated agent, for the benefit of Inotiv, the total amount of $2,490,000.00 (the “Cash Payment”) no later than thirty (30) days after the Effective Date of the Settlement.
Finally, the Special Litigation Committee of Inotiv’s Board, comprised of the Board’s non- defendant members, all of whom meet the definition of “disinterested” directors pursuant to Chapter 32 of the Indiana Business Corporation Law, Indiana Code 23-1-32-4(d), acting by unanimous resolution, determined that the corporate governance measures set forth in Exhibit A to the Stipulation confer substantial corporate benefits on the Company and its stockholders. The Special Litigation Committee further acknowledged that the initiation and prosecution of the Derivative Actions and the litigation efforts of Plaintiffs and Plaintiffs’ Counsel were a material and substantial cause of: (i) the Company’s ability to resolve the related securities class action captioned In re Inotiv, Inc. Securities Litigation, Cause No. 4:22-cv-045-PPS-JEM (N.D. Ind.) (the “Securities Class Action”), within insurance policy limits and without any direct monetary contribution from the Company; (ii) the corporate governance measures reflected in Exhibit A to the Stipulation; and (iii) the Settlement Amount to be paid by certain of the Company’s insurer(s) for the Company’s benefit.
III.DISMISSAL AND RELEASES

The Settlement is conditioned, among other things, upon: entry of an order by the Court approving the Settlement and dismissing the Federal Derivative Action with prejudice, and the dismissal of the State Derivative Action with prejudice. The Settlement will not become effective until such an order has been entered and become final and non-appealable (the “Effective Date”). The Settlement also provides that, within seven (7) business days of the entry of the Judgment, Plaintiffs’ Counsel will file a stipulation of dismissal with prejudice of the State Derivative Action.
Upon the Effective Date, Plaintiff, Inotiv, and Inotiv’s stockholders, or any Person acting on behalf of Inotiv and Plaintiffs (acting on their own behalf and/or derivatively on behalf of Inotiv) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged and dismissed with prejudice the Released Claims against the Released Persons and any and all causes of action or claims (including Unknown Claims) that have or could have been asserted in the Derivative Actions by Plaintiffs, Inotiv, or any Inotiv stockholder derivatively on behalf of Inotiv, or Inotiv against the Settling Defendants or the Released Persons arising out of, or relating to, the facts, transactions, events, matters, occurrences, acts, disclosures, statements, alleged omissions, or alleged failures asserted in the Derivative Actions. Nothing herein shall in any way impair or restrict the rights of any Settling Party or any other Released Person to enforce the terms of the Stipulation. The Settling Parties have further stipulated and agreed that, upon the Effective Date, Plaintiff, Inotiv, Inotiv’s stockholders, or any Person acting on behalf of Inotiv or Plaintiffs shall be deemed to have, and by operation of the Final Judgment shall have, waived the provisions, rights, and benefits of California Civil Code § 1542, and by any law of any state or territory of the United States or any other state, sovereign, or jurisdiction, or any principle of common law that is similar, comparable, or equivalent to Section 1542 of the California Civil Code, which provides:
A GENERAL REALEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
The Settling Parties and/or any Inotiv stockholder may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties have acknowledged, and every Inotiv stockholder shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.
Upon the Effective Date, Inotiv, Inotiv stockholders, or any Person acting on behalf of Inotiv, and Plaintiffs (acting on their own behalf and derivatively on behalf of Inotiv and its stockholders) shall be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims against any of the Released Persons or any action or other proceeding against any of the Released Persons arising out of, relating to, or in connection with the Released Claims, the Derivative Actions, or the filing, prosecution, defense, settlement, or resolution of the Derivative Actions.
Upon the Effective Date, each of the Released Persons and the Related Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, Plaintiffs’ Counsel, and all Inotiv stockholders (solely in their capacity as Inotiv stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or the Released Claim.
These releases, however, shall not in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment. In addition, nothing in the Stipulation constitutes or reflects a waiver or release of any rights or claims of Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, excess insurers, re-insurers, co-insurers, or representatives, including, but not limited to, any rights or claims of Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by the Company. Likewise, nothing in the Stipulation constitutes or reflects a waiver or release of any rights or claims of the Individual Defendants relating in any way to indemnification or advancement of attorneys’ fees relating to the Derivative Actions or the Released Claims, whether under any written indemnification or advancement agreement, or under the Company’s charter, by-laws, or under applicable law.
IV.PLAINTIFFS’ COUNSEL SEPARATELY NEGOTIATED ATTORNEYS’ FEES AND EXPENSES
Based on the substantial corporate benefits Plaintiffs’ Counsel’s efforts and the Settlement have conferred and will confer on the Company and Current Inotiv Stockholders, the

Defendants agreed to cause certain of Inotiv’s insurance carriers to pay an award of attorneys’ fees and expenses to Plaintiffs’ Counsel in the total amount not to exceed $2,250,000.00 (the “Fee and Expense Amount”), subject to Court approval. Additionally, Plaintiffs’ Counsel may seek on behalf of Plaintiffs, service awards in the amount of $4,000 each, to be paid out of the Fee and Expense Amount. All terms of the Settlement, including the Fee and Expense Amount and any requested service awards, are subject to approval by the Court. Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing asserted in the Derivative Actions.
V.REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Derivative Actions and all of the disputes related thereto are fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and believe that the Settlement is in the best interests of the Settling Parties, Inotiv, and its stockholders.
1.Why Did Plaintiffs Agree to Settle?

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions have substantial merit, and Plaintiffs’ entry into the Stipulation and this Settlement is not intended to be and shall not be construed as an admission or concession concerning the strength or merit of the claims alleged in the Derivative Actions. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Actions against the Settling Defendants through motion practice, trial, and potential appeals. Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and

Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Actions.
Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits on Inotiv and its stockholders. Further, Plaintiffs and Plaintiffs’ Counsel believe the Settlement is in the best interests of Inotiv and its stockholders and have agreed to settle the Derivative Actions on the terms and subject to the conditions set forth herein and in the Stipulation.
2.Why Did the Settling Defendants Agree to Settle?

The Settling Defendants deny each and every one of the claims and contentions alleged by Plaintiffs in the Derivative Actions. Without limiting the foregoing, the Settling Defendants deny, among other things, that they or any other current or former Inotiv directors or officers engaged in or committed any fraud, any violation of law, any breach of duty, or any other wrongdoing or improper conduct whatsoever. The Settling Defendants further deny that Plaintiffs, Inotiv, or Inotiv’s stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Actions or otherwise. The Settling Defendants have further asserted and continue to assert that at all times, they and all other current or former Inotiv directors or officers acted in good faith and in a manner they reasonably believed to be in the best interests of Inotiv and its stockholders. The Settling Defendants maintain that they had and have meritorious defenses to all allegations in the Derivative Actions and that had the terms of the Stipulation not been reached, Defendants would have continued to vigorously contest Plaintiffs’ allegations.
Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Derivative

Actions. The Settling Defendants are entering into this Stipulation solely because the proposed Settlement would eliminate the burden, expense, and distraction of further litigation, and without admitting any wrongdoing or liability whatsoever.
Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Derivative Actions, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Pursuant to the terms of the Stipulation, the Stipulation, including all of the commitments and undertakings agreed to by the Settling Defendants, and all attached Exhibits thereto, shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever. Nor shall the Stipulation be construed as, or deemed to be evidence of, an admission or concession by any Defendant of any infirmity in the defenses that Defendants have, or could have, asserted in the Derivative Actions.
VII.THE SETTLEMENT HEARING

On March 18, 2026, at 9:00 a.m., the Court will hold the Settlement Hearing at U.S. District Court for the Northern District of Indiana, located at 5400 Federal Plaza, Suite 4400, Hammond, Indiana 46320.
At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, whether the separately negotiated Fee and Expense Amount and any requested service awards should be approved, and whether a final judgment should be entered and the Derivative Actions should be dismissed, or that Plaintiffs shall cause to be dismissed, with prejudice pursuant to the Stipulation, as well as any other actions as may be proper under the circumstances.

The Court has the right to continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, as well as to change the hearing date, time, or platform (in person, by video or telephone conference) without further notice to Current Inotiv Stockholders. The Court may also approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Inotiv Stockholders.
Pending determination of whether the Settlement should be approved, no Current Inotiv Stockholder, either directly, representatively, derivatively, or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court, administrative agency, or other tribunal asserting any of the Released Claims.
VIII.YOUR RIGHT TO ATTEND AND BE HEARD AT THE SETTLEMENT HEARING

Current Inotiv Stockholders as of the Record Date may, but are not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. Inotiv stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.
1.Right to Object to the Proposed Derivative Settlement and Procedures for Doing So

Any Inotiv stockholder who held stock as of the Record Date may appear and show cause, if he, she, or it has any reason why the Settlement of the Derivative Actions should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why the separately negotiated Fee and Expense Amount and requested service awards should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.
2.You Must Make Detailed Objection in Writing

Any objections must be presented in writing and must contain the following information:

(a)Your name, legal address, and telephone number;

(b)Proof of being an Inotiv stockholder as of the Record Date;

(c)The date(s) you acquired your Inotiv shares;

(d)A statement of your position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made;
(e)Notice of whether you or your counsel intend to appear at the Settlement Hearing (appearance is not required if you have lodged your objection with the Court); and
(f)Copies of any papers you or your counsel intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.
The Court may not consider any objection that does not substantially comply with these requirements.
2. You Must Timely Deliver Written Objections to the Court and Counsel for Plaintiffs, Defendants, and Inotiv
    YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN FEBRUARY 25, 2026. The Court Clerk’s address is 5400 Federal Plaza, Suite 4400, Hammond, Indiana 46320.
        YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND TO COUNSEL FOR DEFENDANTS ANDINOTIV SO THEY ARE RECEIVED NO LATER THAN FEBRUARY 25, 2026.
Counsel’s addresses are as follows:

Plaintiffs’ Counsel:

THE ROSEN LAW FIRM, P.A.
Erica L. Stone
275 Madison Avenue, 40th Floor New York, New York 10016

Counsel for Defendants and Inotiv:

KATTEN MUCHIN ROSENMAN LLP
Michael J. Diver Michael J. Lohnes
525 West Monroe Street Chicago, Illinois 60661
Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to Plaintiffs’ Counsel and Counsel for Defendants and Inotiv.
Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation and waived any right to otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and shall be bound by the releases given and the Judgement to be entered by the Court.
IX.HOW TO OBTAIN ADDITIONAL INFORMATION
This notice summarizes the Stipulation. It is not a complete statement of the events of the Derivative Actions or the Settlement contained in the Stipulation.
You may inspect the Stipulation and other papers in the Derivative Actions at the Court Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at 5400 Federal Plaza, Suite 4400, Hammond, Indiana 46320. You or your counsel must appear in person to inspect these documents. The Clerk’s office will not mail copies to you.

You may also view and download the Stipulation on the “Investor Relations” page of Inotiv’s website at https://www.inotiv.com.
Inquiries may be made to Plaintiffs’ Counsel:

THE ROSEN LAW FIRM, P.A.
Erica L. Stone
275 Madison Avenue, 40th Floor New York, New York10016
Tel: (212) 686-1060
Email: estone@rosenlegal.com

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

Dated: January 8, 2026
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